Exhibit 99.1

Columbia Sportswear Company Reports Second Quarter 2025 Financial Results;
Provides Third Quarter 2025 and Limited Full Year 2025 Financial Outlook

Second Quarter 2025 Highlights
•Net sales increased 6 percent (6 percent constant-currency) to $605.2 million, compared to second quarter 2024.
•Operating loss decreased to $23.6 million, or 3.9 percent of net sales, compared to second quarter 2024 operating loss of $23.8 million, or 4.2 percent of net sales.
•Net loss per diluted share of $0.19, compared to second quarter 2024 net loss per diluted share of $0.20.
•Exited the quarter with $579.0 million of cash, cash equivalents and short-term investments and no borrowings.

Full Year 2025 Financial Outlook
The following forward-looking statements reflect our expectations as of July 31, 2025 and are subject to significant risks and business uncertainties, including those factors described under “Forward-Looking Statements” below. Additional disclosures and financial outlook details can be found in the Full Year 2025 Financial Outlook section below and the CFO Commentary and Financial Review presentation.

Due to macroeconomic uncertainty stemming from global trade policies, the Company is providing a limited 2025 financial outlook.

•Net sales of $3.33 to $3.40 billion, representing a net sales decline of 1.0 percent to an increase of 1.0 percent compared to 2024.

PORTLAND, Ore. - July 31, 2025 - Columbia Sportswear Company (NASDAQ: COLM, the "Company"), a multi-brand global leading innovator in outdoor, active and lifestyle products including apparel, footwear, accessories, and equipment, today announced second quarter 2025 financial results for the period ended June 30, 2025.

Chairman, President and Chief Executive Officer Tim Boyle commented, “Second quarter and first half financial results reflect sustained momentum in our international markets. While business trends in our U.S. business remain soft, we continue to take steps to re-energize the Columbia brand through our ACCELERATE growth strategy. In the coming days, we will launch one of the most impactful components of this strategy, our new highly differentiated Columbia brand voice and marketing campaign.

“The apparel and footwear industry is facing increasing tariffs, on top of already high existing duties. In this period of global trade policy uncertainty, we continue to take actions to mitigate the financial and operational impacts to our business. For the upcoming Fall 2025 season, our focus is delivering exceptional value to consumers, who are pressured by higher prices for many consumer goods, as well as keeping inventory and dealer margins healthy.

“Our fortress balance sheet, differentiated brand portfolio and disciplined approach to managing the business, give me confidence in our ability to emerge from this period as a stronger company. We are committed to investing in our strategic priorities to:
•accelerate profitable growth;
•create iconic products that are differentiated, functional and innovative;

•drive brand engagement through increased, focused demand creation investments;
•enhance consumer experiences by investing in capabilities to delight and retain consumers;
•amplify marketplace excellence, with digitally-led, omni-channel, global distribution; and
•empower talent that is driven by our core values, through a diverse and inclusive workforce."

CFO's Commentary and Financial Review Presentation Available Online

For a detailed review of the Company's second quarter 2025 financial results, please refer to the CFO Commentary and Financial Review presentation furnished to the Securities and Exchange Commission (the "SEC") on a Current Report on Form 8-K and published on the Investor Relations section of the Company's website at http://investor.columbia.com/financial-results at approximately 4:15 p.m. ET today. Analysts and investors are encouraged to review this commentary prior to participating in our conference call.

ACCELERATE Growth Strategy

ACCELERATE is a growth strategy intended to elevate the Columbia brand to attract younger and more active consumers. It is a multi-year effort centered around several consumer-centric shifts to our brand, product and marketplace strategies, as well as enhanced ways of working. For more information on the ACCELERATE Growth Strategy, please refer to the CFO Commentary and Financial Review presentation.
Second Quarter 2025 Financial Results
(All comparisons are between second quarter 2025 and second quarter 2024, unless otherwise noted.)

Net sales increased 6 percent (6 percent constant-currency) to $605.2 million from $570.2 million for the comparable period in 2024. The increase primarily reflects changes in wholesale shipment timing which benefited sales in the quarter, and higher Spring 2025 wholesale orders, partially offset by lower direct-to-consumer ("DTC") net sales. Sales growth in most of our international markets was offset by underlying weakness in the U.S.

Gross margin expanded 120 basis points to 49.1 percent of net sales from 47.9 percent of net sales for the comparable period in 2024. Gross margin expansion reflected several factors including healthier overall inventory composition resulting in less clearance and promotional activity, as well as favorable product sales mix, partially offset by unfavorable channel and region sales mix.

SG&A expenses were $325.6 million, or 53.8 percent of net sales, compared to $302.7 million, or 53.1 percent of net sales, for the comparable period in 2024. The largest changes in SG&A expenses were higher DTC and demand creation expenses.

Operating loss decreased to $23.6 million, or 3.9 percent of net sales, compared to an operating loss of $23.8 million, or 4.2 percent of net sales, for the comparable period in 2024.

Interest income, net of $4.8 million, compared to $8.3 million for the comparable period in 2024.

Income tax benefit of $6.4 million resulted in an effective income tax rate of 38.5 percent, compared to income tax benefit of $3.2 million, or an effective income tax rate of 21.6 percent, for the comparable period in 2024.

Net loss of $10.2 million, or $0.19 per diluted share, compared to a net loss of $11.7 million, or $0.20 per diluted share, for the comparable period in 2024.

First Half 2025 Financial Results
(All comparisons are between first half 2025 and first half 2024, unless otherwise noted.)

Net sales increased 3 percent (4 percent constant-currency) to $1,383.7 million from $1,340.2 million for the comparable period in 2024.

Gross margin expanded 60 basis points to 50.1 percent of net sales from 49.5 percent of net sales for the comparable period in 2024.

SG&A expenses were $680.1 million, or 49.2 percent of net sales, compared to $652.0 million, or 48.6 percent of net sales, for the comparable period in 2024.

Operating income increased 10 percent to $22.9 million, or 1.7 percent of net sales, compared to operating income of $20.9 million, or 1.6 percent of net sales, for the comparable period in 2024.

Interest income, net of $11.7 million, compared to $17.5 million for the comparable period in 2024.

Income tax expense of $6.2 million resulted in an effective income tax rate of 16.3 percent, compared to income tax expense of $8.6 million, or an effective income tax rate of 22.0 percent, for the comparable period in 2024.

Net income increased 5 percent to $32.1 million, or $0.58 per diluted share, compared to net income of $30.6 million, or $0.51 per diluted share, for the comparable period in 2024.

Balance Sheet as of June 30, 2025

Cash, cash equivalents, and short-term investments totaled $579.0 million, compared to $711.1 million as of June 30, 2024.

The Company had no borrowings as of either June 30, 2025 or June 30, 2024.

Inventories increased 13 percent to $926.9 million, compared to $823.6 million as of June 30, 2024.

Cash Flow for the Six Months Ended June 30, 2025

Net cash used in operating activities was $62.9 million, compared to net cash provided by operating activities of $108.9 million for the same period in 2024.

Capital expenditures totaled $30.0 million, compared to $27.8 million for the same period in 2024.

Share Repurchases for the Six Months Ended June 30, 2025

The Company repurchased 1,677,784 shares of common stock for an aggregate of $131.7 million, or an average price per share of $78.49.

At June 30, 2025, $495.9 million remained available under our stock repurchase authorization, which does not obligate the Company to acquire any specific number of shares or to acquire shares over any specified period of time.

Quarterly Cash Dividend

The Board of Directors approved a regular quarterly cash dividend of $0.30 per share, payable on September 4, 2025 to shareholders of record on August 21, 2025.

Full Year 2025 Financial Outlook

(Additional financial outlook details can be found in the CFO Commentary and Financial Review presentation.)

The Company's 2025 Full Year and Third Quarter Financial Outlooks are forward-looking in nature, and the following forward-looking statements reflect our expectations as of July 31, 2025 and are subject to significant risks and business uncertainties, including those factors described under “Forward-Looking Statements” below. These risks and uncertainties limit our ability to accurately forecast results. The Company's Full Year and Third Quarter 2025 Financial Outlooks reflect U.S. tariff rates in place on July 31, 2025.

•Net sales are expected to decrease 1 percent to increase 1 percent, resulting in net sales of $3.33 to $3.40 billion, compared to $3.37 billion in 2024.

Third Quarter 2025 Financial Outlook

•Net sales are expected to be $904 to $922 million, representing a decrease of 3 to 1 percent from $932 million for the comparable period in 2024.

•Operating margin is expected to be 7.6 to 9.0 percent, compared to operating margin of 12.1 percent in the comparable period in 2024.

•Diluted earnings per share are expected to be $1.00 to $1.20, compared to $1.56 for the comparable period in 2024.

Conference Call

The Company will hold its second quarter 2025 conference call at 5:00 p.m. ET today. Dial (888) 506-0062 to participate. The call will also be webcast live on the Investor Relations section of the Company's website at https://investor.columbia.com.
Third Quarter 2025 Reporting Date

The Company plans to report third quarter 2025 financial results on Thursday, October 30, 2025 at approximately 4:00 p.m. ET.

Supplemental Financial Information

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in United States dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the United States dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into United States dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations. In particular, investors may find the non-GAAP financial measure useful by reviewing our net sales results without the volatility in foreign currency exchange rates. This non-GAAP financial measure also facilitates management's internal comparisons to our historical net sales results and comparisons to competitors' net sales results.

The non-GAAP financial measures should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP. See the "Reconciliation of GAAP to Non-GAAP Financial Measures" table included herein. The non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the Company’s expectations, anticipations or beliefs about the Company's ability to realize growth opportunities, drive long-term market share gains and manage expenses, financial position, marketing strategies, timing and payment of dividends, and the Company’s expectations regarding its financial results for the third quarter of 2025 and the full year 2025. Forward-looking statements often use words such as "will," "anticipate," "estimate," "expect," "should," "may," "plan" and other words and terms of similar meaning or reference future dates. The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the Company to differ materially from the anticipated results expressed or implied by forward-looking statements in this document include: loss of key customer accounts; our ability to execute our ACCELERATE Growth Strategy; our ability to execute and realize cost savings related to our Profit Improvement Plan; our ability to effectively execute our business strategies, including initiatives to upgrade our business processes and information technology (“IT”) systems and investments in our DTC businesses; our ability to maintain the strength and security of our IT systems; the effects of unseasonable weather, including global climate change; the seasonality of our business and timing of orders; trends affecting consumer spending, including changes in the level of consumer spending, and retail traffic patterns; unfavorable economic conditions generally; the financial health of our customers and retailer consolidation; higher than expected rates of order cancellations; changes affecting consumer demand and preferences and fashion trends; changes in international, federal or state tax, labor and other laws and regulations that affect our business, including changes in corporate tax rates, tariffs, international trade policy and geopolitical tensions, or increasing wage rates; our ability to attract and retain key personnel; risks inherent in doing business in foreign markets, including fluctuations in currency exchange rates, global credit market conditions, changes in global regulation and economic and political conditions and disease outbreaks; volatility in global production and transportation costs and capacity and timing; our ability to effectively manage our inventory and our wholesale customer’s to manage their inventories; our dependence on third-party manufacturers and suppliers and our ability to source at competitive prices from them or at all; the effectiveness of our sales and marketing efforts; business disruptions and acts of terrorism, cyber-attacks or military activities around the globe; intense competition in the industry; our ability to establish and protect our intellectual property; and our ability to develop innovative products. The Company cautions that forward-looking statements are inherently less reliable than historical information. The Company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the Company to predict or assess the effects of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

About Columbia Sportswear Company

Columbia Sportswear Company connects active people with their passions and is a global multi-brand leading innovator in outdoor, active and lifestyle products including apparel, footwear, accessories, and equipment. Founded in 1938 in Portland, Oregon, the Company's brands are sold in more than 110 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hard Wear®, SOREL® and prAna® brands. To learn more, please visit the Company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.prana.com.

Contact:
Andrew Burns, CFA
Vice President of Investor Relations and Strategic Planning
Columbia Sportswear Company
(503) 985-4112
investorrelations@columbia.com

- Financial tables follow -

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of June 30,
(in thousands)	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$427,804	$341,822
Short-term investments	151,223	369,276
Accounts receivable, net	290,573	222,628
Inventories	926,929	823,557
Prepaid expenses and other current assets	97,500	90,527
Total current assets	1,894,029	1,847,810
Property, plant and equipment, net	283,221	277,509
Operating lease right-of-use assets	432,833	360,721
Intangible assets, net	79,221	79,221
Goodwill	26,694	26,694
Deferred income taxes	111,296	97,428
Other non-current assets	63,083	71,438
Total assets	$2,890,377	$2,760,821
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$478,948	$267,853
Accrued liabilities	201,670	201,700
Operating lease liabilities	78,463	72,101
Income taxes payable	2,201	2,787
Total current liabilities	761,282	544,441
Non-current operating lease liabilities	402,726	339,327
Income taxes payable	14,050	13,615
Deferred income taxes	340	64
Other long-term liabilities	58,107	39,412
Total liabilities	1,236,505	936,859
Total shareholders' equity	1,653,872	1,823,962
Total liabilities and shareholders' equity	$2,890,377	$2,760,821

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2025	2024	2025	2024
Net sales	$605,246	$570,244	$1,383,698	$1,340,226
Cost of sales	308,138	296,825	690,533	677,248
Gross profit	297,108	273,419	693,165	662,978
Gross margin	49.1%	47.9%	50.1%	49.5%

Selling, general and administrative expenses	325,628	302,749	680,099	652,019
Net licensing income	4,929	5,528	9,851	9,920
Operating income (loss)	(23,591)	(23,802)	22,917	20,879
Interest income, net	4,838	8,344	11,655	17,541
Other non-operating income, net	2,164	476	3,715	747
Income (loss) before income tax	(16,589)	(14,982)	38,287	39,167
Income tax expense (benefit)	(6,393)	(3,241)	6,235	8,608
Net income (loss)	$(10,196)	$(11,741)	$32,052	$30,559

Earnings (loss) per share:
Basic	$(0.19)	$(0.20)	$0.58	$0.51
Diluted	$(0.19)	$(0.20)	$0.58	$0.51
Weighted average shares outstanding:
Basic	54,777	59,093	55,253	59,458
Diluted	54,777	59,093	55,395	59,603

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$32,052	$30,559
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	27,931	29,142
Non-cash lease expense	41,274	37,419
Provision for uncollectible accounts receivable	1,786	1,502
Deferred income taxes	(340)	2,101
Share-based compensation	11,799	12,008
Other, net	(2,200)	(9,800)
Changes in operating assets and liabilities:
Accounts receivable	136,579	191,737
Inventories	(218,102)	(88,753)
Prepaid expenses and other current assets	(27,561)	(2,809)
Other assets	2,546	1,159
Accounts payable	88,004	31,105
Accrued liabilities	(89,215)	(63,626)
Income taxes payable	(28,489)	(26,688)
Operating lease assets and liabilities	(42,432)	(37,275)
Other liabilities	3,482	1,112
Net cash provided by (used in) operating activities	(62,886)	108,893
Cash flows from investing activities:
Purchases of short-term investments	(261,449)	(388,348)
Sales and maturities of short-term investments	402,067	446,087
Capital expenditures	(30,036)	(27,788)
Net cash provided by investing activities	110,582	29,951
Cash flows from financing activities:
Proceeds from issuance of common stock related to share-based compensation	5,111	3,747
Tax payments related to share-based compensation	(5,656)	(4,461)
Repurchase of common stock	(131,687)	(102,618)
Cash dividends paid	(33,030)	(35,628)
Net cash used in financing activities	(165,262)	(138,960)
Net effect of exchange rate changes on cash	13,501	(8,381)
Net decrease in cash and cash equivalents	(104,065)	(8,497)
Cash and cash equivalents, beginning of period	531,869	350,319
Cash and cash equivalents, end of period	$427,804	$341,822
Supplemental disclosures of cash flow information:
Cash paid during the year for income taxes	$72,590	$58,151
Supplemental disclosures of non-cash investing and financing activities:
Property, plant and equipment acquired through increase in liabilities	$8,225	$6,283
Repurchases of common stock not settled	$—	$8,114

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Three Months Ended June 30,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In thousands, except percentage changes)	2025	Translation	2025(1)	2024	% Change	% Change(1)
Geographical net sales:
United States	$335,117	$—	$335,117	$340,228	(2)%	(2)%
Latin America and Asia Pacific	112,333	(928)	111,405	99,484	13%	12%
Europe, Middle East and Africa	130,562	(2,010)	128,552	103,922	26%	24%
Canada	27,234	692	27,926	26,610	2%	5%
Total	$605,246	$(2,246)	$603,000	$570,244	6%	6%

Brand net sales:
Columbia	$548,345	$(2,202)	$546,143	$508,613	8%	7%
SOREL	18,826	(5)	18,821	21,034	(10)%	(11)%
prAna	20,537	3	20,540	21,796	(6)%	(6)%
Mountain Hardwear	17,538	(42)	17,496	18,801	(7)%	(7)%
Total	$605,246	$(2,246)	$603,000	$570,244	6%	6%

Product category net sales:
Apparel, accessories and equipment	$494,302	$(1,353)	$492,949	$463,940	7%	6%
Footwear	110,944	(893)	110,051	106,304	4%	4%
Total	$605,246	$(2,246)	$603,000	$570,244	6%	6%

Channel net sales:
Wholesale	$317,218	$(1,015)	$316,203	$278,384	14%	14%
DTC	288,028	(1,231)	286,797	291,860	(1)%	(2)%
Total	$605,246	$(2,246)	$603,000	$570,244	6%	6%
(1) Constant-currency net sales is a non-GAAP financial measure. See “Supplemental Financial Information” above for further information.

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Six Months Ended June 30,
	Reported Net Sales	Adjust for Foreign Currency	Constant-currency Net Sales	Reported Net Sales	Reported Net Sales	Constant-currency Net Sales
(In thousands, except percentage changes)	2025	Translation	2025(1)	2024	% Change	% Change(1)
Geographical net sales:
United States	$806,298	$—	$806,298	$814,634	(1)%	(1)%
Latin America and Asia Pacific	264,543	4,335	268,878	238,130	11%	13%
Europe, Middle East and Africa	238,042	2,428	240,470	208,442	14%	15%
Canada	74,815	4,282	79,097	79,020	(5)%	—%
Total	$1,383,698	$11,045	$1,394,743	$1,340,226	3%	4%

Brand net sales:
Columbia	$1,231,466	$10,268	$1,241,734	$1,172,578	5%	6%
SOREL	61,031	510	61,541	66,694	(8)%	(8)%
prAna	48,651	11	48,662	53,094	(8)%	(8)%
Mountain Hardwear	42,550	256	42,806	47,860	(11)%	(11)%
Total	$1,383,698	$11,045	$1,394,743	$1,340,226	3%	4%

Product category net sales:
Apparel, accessories and equipment	$1,123,122	$8,959	$1,132,081	$1,082,994	4%	5%
Footwear	260,576	2,086	262,662	257,232	1%	2%
Total	$1,383,698	$11,045	$1,394,743	$1,340,226	3%	4%

Channel net sales:
Wholesale	$716,987	$5,406	$722,393	$669,281	7%	8%
DTC	666,711	5,639	672,350	670,945	(1)%	—%
Total	$1,383,698	$11,045	$1,394,743	$1,340,226	3%	4%
(1) Constant-currency net sales is a non-GAAP financial measure. See “Supplemental Financial Information” above for further information.